Exhibit 10.4

(Confidential Portions Omitted)          [hw:] 18 -1

Cooperative Agreement on Close Management of Fixed Asset Loan Project

Party A: Skechers Taicang Trading and Logistics Co., Ltd.

Party B: Taicang Branch of China Construction Bank Corporation

The following agreement is hereby entered into by both parties through friendly negotiation for ensuring the performance of No._XTC-2018-1270-0045_ Loan Contract for Fixed Assets (hereinafter referred to as Loan Contract) and its warranty contract, perfecting agreement on rights and obligations between both parties, seeing to it that the loan granted by Party B and Party A’s equity fund for such project are all used for the construction of new distribution center of Skechers Taicang Trading and Logistics Co., Ltd. project (hereinafter referred to as the development project), guaranteeing the scheduled completion of project, making sure that there are sufficient repayment sources for Party B’s loan, and promising the credit fund will be used for specialized purpose and under close operation:

I. Without permission of Party B, Party A may not repeat financing with other banks in the name of such construction project.

II. Party A promises that, prior to the date when it pays off loan for basic construction granted by Party B in full and the project completes, the project’s construction fund self-raised by Party A and loan for basic construction granted by Party B shall be only used for the construction on the project agreed hereunder, and that it will not illegally withdraw or embezzle abovementioned funds in any form.

III. Party A opens an account (No.[*]) and its sub-account (No. [*]) at Party B as the close deposit accounts designated for Party A’s fund pooling and use in construction project (hereinafter referred to as the designated deposit accounts) and makes a promise on the fund pooling and use within such accounts as follows:

(I) Party A promises that the following funds will enter the abovementioned designated deposit accounts and be placed under management:

1. Self-raised fund: including Party A’s equity fund, its shareholders’ loan, etc.;

2. Bank loan: basic construction loan granted by Party B;

3. Product sales revenue: including sales revenue, storage sorting fees, etc.

(II) Party A promises that all the utilization of the fund for such project will be supervised by Party B, including:

* Confidential Portions Omitted and Filed Separately with the Commission.

1. Fund utilization related to project construction: including engineering construction fund, equipment fund, materials fund, varied taxes, etc.;

2. Utilization on the principal and interest repaying for Party B’s development loan.

(III) During the performance of the agreement, Party A shall accept Party B’s supervision over all the income and expenditure of the fund within designated deposit accounts, submit relevant materials required by Party B in a timely manner and guarantee the authenticity and legality of the materials provided by it. Particulars are as follows:

1. Party A shall provide Party B with monthly financial statement, quarterly financial statement and annual financial statement on schedule and assist Party B in verifying its daily financial statuses, including providing original vouchers, detailed lists, general ledger, etc. for accounting treatment.

2. Since the date when Party B grants the loan, Party B is entitled to request Party A to rectify relevant issues and refuse handling relevant fund payments for Party A provided that there is disordered management in construction, the price for the materials to be purchased is too high or the construction progress payment is out-of-step.

3. Party A shall send the originals of contracting contract and contract for supplying materials and devices signed between Party A and construction contractor, materials supplier as well as other payees to Party B for inspection and meanwhile, providing duplicates to Party B for preservation. The abovementioned contracts and materials shall serve as the major basis of Party A’s external payment.

4. In accordance with the abovementioned agreements reached by Party A and Party B, Party B is entitled to refuse handling other external payment services beyond the scope agreed hereunder for the designated deposit accounts hereunder.

5. Party A’s sales return fund can be used for the Company’s normal expenditure provided that there is no overdue principal and interest of the loan at each installment. Before paying off the principal and interest of loan in full for Party B, Party A may not consent to the requirements of shareholder(s) for dividend sharing or share withdrawal, or agree on its shareholder(s)’ requirements for returning shareholders’ loan or other requirements for investment withdrawal in any form.

IV. Promises of Party B

(I) Party B promises that: though Party A fails to fully pay off all principals and interests of basic construction loan for Party B, in case that the project is incomplete and Party A has preserved enough construction fund for the project in designated deposit accounts (specific sum shall be subject to the figure approved by both parties), the surplus fund within the accounts can be removed out of close management and used by Party A for other purposes; once Party A fully pays off all principals and interests of basic construction loan for Party B and the construction has been completed and delivered for use, all fund within such accounts shall be removed out of close management and used by Party A at its will;

(II) Party B promises to grant the loan in full on schedule as agreed in Loan Contract, unless the granting is postponed for Party A’s sake;

(III) During the performance of the Loan Contract, Party B promises to provide fund settlement service as stipulated in relevant laws and regulations, and if required by Part A, propose reasonable suggestions on fund management for Party A’s project;

(IV) Party B promises that it will keep confidential on the commercial secrets related to its financial information, project materials and other commercial secrets provided by Party A, unless otherwise stipulated in laws, regulations and rules.

V. Where Party A violates the provisions listed hereunder, Party B is entitled to adopt one or more measures as follows:

(I) Request Party A to rectify its breaching acts within a time limit;

(II) Stop granting the remaining loan;

(III) Collect principal and interest of the loan in advance;

(IV) Require the loan guarantor to fulfill its guarantee liabilities, disposing of the guaranteed property according to laws;

(V) Where Party A seriously breaches the agreement by illegally withdrawing the fund and such act constitutes fraud to Party B, Party B may report to the public security authorities according to laws, investigating Party A’s criminal liabilities.

VI. Where Party B violates the provisions listed hereunder, Party A is entitled to adopt one or more measures as follows:

(I) Stop using the unused loan;

(II) Return the principal and interest of the loan in advance without undertaking corresponding losses caused to Party B;

VII. Other agreed items:

The Agreement shall take effective after the legal representative of Party A affixes its signature and official stamp and the person in charge or authorized agent of Party B affixes its signature and official stamp.

Unsettled matters hereunder shall be dealt with by Party A and Party B through negotiations.

VIII. This Agreement shall be in duplicate with each copy being distributed to Party A and Party B respectively.

[illegible stamps]

Party A: (official stamp) Legal representative (signature) [seal:] Chen Yude [hw:] September 29, 2018 (With the stamp of Skechers Taicang Trading and Logistics Co., Ltd.)	Party B: (official stamp) Person in charge (authorized agent) (signature) [signature] [hw:] September 29, 2018 (With the stamp of Taicang Branch of China Construction Bank Corporation)

[illegible stamp]